UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February17, 2014

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2015, AMC Wings, Inc., a wholly-owned subsidiary of Diversified Restaurant Holdings, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) to acquire substantially all of the assets of Screamin' Hot Concepts, LLC, Screamin' Hot Nampa, LLC, Screamin’ Hot Twin Falls, LLC, each an Idaho limited liability company, and Screamin’ Hot Reno, LLC, a Nevada limited liability company. The assets consist primarily of nine existing Buffalo Wild Wings restaurants; including five in Idaho, two in Wyoming and two in Nevada. The assets also include three Buffalo Wild Wings restaurants that are currently under development; two of which will be located in Idaho and one of which will be located in Wyoming. As consideration for the acquisition of the assets, the Company will pay $34,550,000 in cash, subject to adjustment for closing inventory amounts, one-half of the transfer fees imposed by Buffalo Wild Wings International (“BWLD”) under its franchise agreements for these restaurants and one-half of any liquor license transfer fees. The Company will also reimburse the Sellers for reasonable third-party costs incurred in development of the restaurants that remain under construction. The Purchase Agreement is subject to customary pre-closing conditions, including a financing condition in favor of the Company. BWLD has a right of first refusal, exercisable for a period of 45 days, to acquire the restaurants on the same terms proposed in the Purchase Agreement.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: February 20, 2015	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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